SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 5, 2003

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 5, 2003, Adolor Corporation (the “Company”) announced that the Company entered into a Purchase Agreement with Merrill Lynch & Co., as lead underwriter, for the sale of 6,000,000 shares of the Company’s common stock at an offering price to the public of $17.25 per share. The gross proceeds from the offering are expected to be $103.5 million. Lehman Brothers Inc., Pacific Growth Equities, LLC, Adams, Harkness & Hill, Inc. and First Albany Corporation are acting as co-managers in the offering. The underwriters have been granted a 30-day option to purchase up to an additional 900,000 shares of the Company’s common stock. The shares are registered under the Company’s shelf registration statement (Registration No. 333-107998) and the offering is being made pursuant to a prospectus dated October 27, 2003 and the accompanying prospectus supplement dated November 5, 2003.

A form of the Purchase Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. This summary of the provisions of the Purchase Agreement is not complete and is qualified in its entirety by reference to the agreement. The press release dated November 5, 2003 announcing the transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7(c). Exhibits.

1.1 Form of Purchase Agreement, dated as of November 5, 2003, between the Company and Merrill Lynch & Co.

99.1 Press release of the Company, dated November 5, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Bruce A. Peacock
Name:	Bruce A. Peacock
Title:	President and Chief Executive Officer

Dated:  November 7, 2003